Exhibit 99.1

Contacts

Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Matt Thayer	Investor Services
314.554.4135	314.554.4859	314.554.3151	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	mthayer@ameren.com	invest@ameren.com

For Immediate Release

Ameren Announces First Quarter 2014 Results

and Raises 2014 Earnings Guidance

•	First Quarter EPS from Continuing Operations Were $0.40 in 2014 vs. $0.22 in 2013

•	Guidance Range for Full Year 2014 EPS from Continuing Operations Raised to $2.30 to $2.50 from Prior $2.25 to $2.45

ST. LOUIS (May 8, 2014) — Ameren Corporation (NYSE: AEE) today announced first quarter 2014 net income from continuing operations of $97 million, or 40 cents per share, compared to first quarter 2013 net income from continuing operations of $54 million, or 22 cents per share.

The year-over-year increase in first quarter 2014 earnings from continuing operations reflected much colder winter temperatures, increased revenues for electric transmission service and lower interest expense. The colder temperatures drove higher electric and natural gas sales volumes, while the increased electric transmission revenues under the Federal Energy Regulatory Commission’s (FERC) forward-looking formula ratemaking reflected 2014 infrastructure investments. The earnings comparison also benefited from the substantial elimination of business and administrative costs previously incurred in support of the divested merchant generation business. In addition, Illinois electric delivery service earnings recognized under formula ratemaking increased, reflecting 2014 infrastructure investments and a higher allowed return on equity due to increased 30-year U.S. Treasury bond yields.

“Our strong first quarter results reflected unusually cold winter temperatures, earnings on infrastructure investments made to meet our customers’ energy needs and expectations and disciplined cost management,” said Warner L. Baxter, president and chief executive officer of Ameren Corporation. “We continue to execute on a key component of our strategy — investing in and operating our utilities in a manner consistent with existing regulatory frameworks. This was a key driver of our strong first quarter earnings results.”

NEWS RELEASE

Guidance for Earnings from Continuing Operations

Ameren now expects 2014 earnings to be in a range of $2.30 to $2.50 per share, an increase from its prior range of $2.25 to $2.45 per share. This guidance increase reflects colder-than-normal first quarter 2014 temperatures.

Ameren continues to expect earnings per share to grow at a 7% to 10% compound annual rate through 2018 using 2013 results from continuing operations as the base. This expected growth is driven primarily by infrastructure investments in FERC-regulated electric transmission and Illinois-regulated energy delivery services.

Ameren’s earnings guidance assumes normal temperatures for the remaining three quarters of 2014 and is subject to the effects of, among other things, changes in 30-year U.S. Treasury bond yields; regulatory decisions and legislative actions; energy center operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.

Ameren Missouri Segment Results

Ameren Missouri segment first quarter 2014 earnings were $47 million, compared to first quarter 2013 earnings of $40 million. The increase in earnings reflected much colder winter temperatures, which drove higher electric and natural gas sales volumes, a decrease in interest expense and disciplined cost management. These positive factors were partially offset by higher depreciation expense and a higher effective income tax rate.

Ameren Illinois Segment Results

Ameren Illinois segment first quarter 2014 earnings were $53 million, compared to first quarter 2013 earnings of $31 million. The increase in earnings reflected much colder winter temperatures, which drove higher electric and natural gas sales volumes. The earnings comparison also benefited from increased electric delivery service earnings recognized under formula ratemaking. In addition, earnings were boosted by increased FERC electric transmission revenues and increased Illinois natural gas delivery service rates partially offset by higher gas delivery service operations and maintenance expenses.

Parent Company and Other

The parent company and other loss from continuing operations was $3 million for the first quarter of 2014, compared to a loss of $17 million for the first quarter of 2013. This reduced loss was largely due to the

NEWS RELEASE

substantial elimination of business and administrative costs previously incurred in support of the divested merchant generation business, as well as increased earnings from Ameren Transmission Company of Illinois reflecting 2014 infrastructure investments.

Analyst Conference Call

Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Thursday, May 8, to discuss first quarter 2014 earnings, earnings guidance and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q1 2014 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. This presentation will be posted in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will be available for replay on the Internet for one year. In addition, a telephone playback of the conference call will be available beginning at approximately noon Central Time from May 8 through May 15 by dialing U.S. 877.660.6853 or international 201.612.7415, and entering ID number 13581498.

About Ameren

St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric and natural gas delivery service while Ameren Missouri provides vertically integrated electric service, with generating capacity of 10,300 megawatts, and natural gas delivery service. Ameren Transmission Company of Illinois develops and operates regional electric transmission assets. Follow us on Twitter @AmerenCorp. For more information, visit Ameren.com.

Forward-looking Statements

Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2013 and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as the complaint cases filed by Noranda Aluminum, Inc. and 37 residential customers with the Missouri Public Service Commission in February 2014; the outcome of Ameren Illinois’ appeals of the Illinois Commerce Commission’s electric and natural gas rate orders issued in December 2013; Ameren Illinois’ request for rehearing of a July 2012 FERC order regarding the inclusion of acquisition premiums in its transmission rates; the complaint case filed with FERC seeking a reduction in the allowed return on common equity under the Midcontinent Independent System Operator tariff; and future regulatory, judicial, or legislative actions that seek to change regulatory recovery mechanisms;

•

the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and the 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on the financial condition, results of operations and liquidity of Ameren Illinois;

•

the effects of Ameren Illinois’ expected participation, beginning in 2015, in the regulatory framework provided by the state of Illinois’ Natural Gas Consumer, Safety and Reliability Act, which allows for the use of a rider to recover costs of certain natural gas infrastructure investments made between rate cases;

•

the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at either the state or federal levels and the implementation of deregulation;

•	changes in laws and other governmental actions, including monetary, fiscal, and tax policies;

•

the effects on demand for our services resulting from technological advances, including advances in energy efficiency and distributed generation sources, which generate electricity at the site of consumption;

NEWS RELEASE

•	increasing capital expenditure and operating expense requirements and our ability to timely recover these costs;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	business and economic conditions, including their impact on interest rates, bad debt expense, and demand for our products;

•

disruptions of the capital markets, deterioration in our credit metrics, or other events that may make our access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	generation, transmission, and distribution asset construction, installation, performance, and cost recovery;

•	the effects of our increasing investment in electric transmission projects and uncertainty as to whether we will achieve our expected returns in a timely fashion, if at all;

•	the extent to which Ameren Missouri prevails in its claims against insurers in connection with its Taum Sauk pumped-storage hydroelectric energy center incident;

•	the extent to which Ameren Missouri is permitted by its regulators to recover in rates the investments it made in connection with additional nuclear generation at its Callaway Energy Center;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•

the impact of current environmental regulations on utilities and power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•

the inability of Dynegy Inc. and Illinois Power Holdings, LLC (IPH) to satisfy their indemnity and other obligations to Ameren in connection with the divestiture of New Ameren Energy Resources Generating Company, LLC to IPH;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cyber attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME (LOSS)

(Unaudited, in millions, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Operating Revenues:
Electric	$1,106	$1,088
Gas	488	387

Total operating revenues	1,594	1,475

Operating Expenses:
Fuel	204	213
Purchased power	112	151
Gas purchased for resale	304	230
Other operations and maintenance	420	399
Depreciation and amortization	181	175
Taxes other than income taxes	127	122

Total operating expenses	1,348	1,290

Operating Income	246	185

Other Income and Expenses:
Miscellaneous income	18	15
Miscellaneous expense	9	8

Total other income	9	7

Interest Charges	92	101

Income Before Income Taxes	163	91

Income Taxes	64	35

Income from Continuing Operations	99	56

Loss from Discontinued Operations, Net of Taxes	(1)	(199)

Net Income (Loss)	98	(143)

Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2

Net Income (Loss) Attributable to Ameren Corporation:

Continuing Operations	97	54

Discontinued Operations	(1)	(199)

Net Income (Loss) Attributable to Ameren Corporation	$96	$(145)

Earnings (Loss) per Common Share - Basic:

Continuing Operations	$0.40	$0.22
Discontinued Operations	-	(0.82)

Earnings (Loss) per Common Share - Basic	$0.40	$(0.60)

Average Common Shares Outstanding - Basic	242.6	242.6

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	March 31, 2014	December 31, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$26	$30
Accounts receivable - trade (less allowance for doubtful accounts)	553	404
Unbilled revenue	236	304
Miscellaneous accounts and notes receivable	201	196
Materials and supplies	424	526
Current regulatory assets	220	156
Current accumulated deferred income taxes, net	95	106
Other current assets	70	85
Assets of discontinued operations	15	165

Total current assets	1,840	1,972

Property and Plant, Net	16,425	16,205
Investments and Other Assets:
Nuclear decommissioning trust fund	503	494
Goodwill	411	411
Intangible assets	17	22
Regulatory assets	1,251	1,240
Other assets	719	698

Total investments and other assets	2,901	2,865

TOTAL ASSETS	$21,166	$21,042

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$648	$534
Short-term debt	700	368
Accounts and wages payable	559	806
Taxes accrued	89	55
Interest accrued	104	86
Current regulatory liabilities	248	216
Other current liabilities	344	351
Liabilities of discontinued operations	33	45

Total current liabilities	2,725	2,461

Long-term Debt, Net	5,226	5,504
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	3,340	3,250
Accumulated deferred investment tax credits	62	63
Regulatory liabilities	1,751	1,705
Asset retirement obligations	373	369
Pension and other postretirement benefits	480	466
Other deferred credits and liabilities	554	538

Total deferred credits and other liabilities	6,560	6,391

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,602	5,632
Retained earnings	906	907
Accumulated other comprehensive income	3	3

Total Ameren Corporation stockholders’ equity	6,513	6,544
Noncontrolling Interests	142	142

Total equity	6,655	6,686

TOTAL LIABILITIES AND EQUITY	$21,166	$21,042

AMEREN CORPORATION (AEE)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Three Months Ended March 31,
	2014	2013

Cash Flows From Operating Activities:
Net income (loss)	$98	$(143)
Loss from discontinued operations, net of taxes	1	199
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	176	166
Amortization of nuclear fuel	24	20
Amortization of debt issuance costs and premium/discounts	5	6
Deferred income taxes and investment tax credits, net	84	40
Allowance for equity funds used during construction	(7)	(8)
Stock-based compensation costs	9	9
Other	(1)	(3)
Changes in assets and liabilities	(150)	56

Net cash provided by operating activities - continuing operations	239	342
Net cash provided by operating activities - discontinued operations	-	37

Net cash provided by operating activities	239	379

Cash Flows From Investing Activities:
Capital expenditures	(442)	(275)
Nuclear fuel expenditures	(10)	(11)
Purchases of securities - nuclear decommissioning trust fund	(186)	(35)
Sales and maturities of securities - nuclear decommissioning trust fund	182	32
Proceeds from note receivable - Illinois Power Marketing Company	56	-
Contributions to note receivable - Illinois Power Marketing Company	(65)	-
Other	-	(2)

Net cash used in investing activities - continuing operations	(465)	(291)
Net cash provided by (used in) investing activities - discontinued operations	152	(12)

Net cash used in investing activities	(313)	(303)

Cash Flows From Financing Activities:
Dividends on common stock	(97)	(97)
Dividends paid to noncontrolling interest holders	(2)	(2)
Short-term debt, net	332	-
Redemptions of long-term debt	(163)	-

Net cash provided by (used in) financing activities - continuing operations	70	(99)
Net cash used in financing activities - discontinued operations	-	-

Net cash provided by (used in) financing activities	70	(99)

Net change in cash and cash equivalents	(4)	(23)
Cash and cash equivalents at beginning of year	30	209

Cash and cash equivalents at end of period	26	186
Less cash and cash equivalents at end of period - discontinued operations	-	25

Cash and cash equivalents at end of period - continuing operations	$26	$161

AMEREN CORPORATION (AEE)

OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended March 31,
	2014	2013

Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	4,182	3,802
Commercial	3,662	3,518
Industrial	2,087	2,079
Other	33	34

Native load subtotal	9,964	9,433
Off-system and wholesale	1,453	1,488

Subtotal	11,417	10,921

Ameren Illinois
Residential
Power supply and delivery service	1,306	1,974
Delivery service only	2,198	1,133
Commercial
Power supply and delivery service	693	696
Delivery service only	2,293	2,107
Industrial
Power supply and delivery service	447	428
Delivery service only	2,588	2,669
Other	144	139

Native load subtotal	9,669	9,146

Eliminate affiliate sales	-	(41)

Ameren Total from Continuing Operations	21,086	20,026

Electric Revenues (in millions):
Ameren Missouri
Residential	$343	$332
Commercial	246	244
Industrial	97	99
Other	27	14

Native load subtotal	713	689
Off-system and wholesale	36	43

Subtotal	$749	$732

Ameren Illinois
Residential
Power supply and delivery service	$122	$165
Delivery service only	77	42
Commercial
Power supply and delivery service	61	54
Delivery service only	40	34
Industrial
Power supply and delivery service	27	16
Delivery service only	10	11
Other	16	38

Native load subtotal	353	360

Eliminate affiliate revenues and other	4	(4)

Ameren Total from Continuing Operations	$1,106	$1,088

Electric Generation - megawatthours (in millions):
Ameren Missouri	11.7	11.0

Fuel Cost per kilowatthour (cents):
Ameren Missouri	1.943	1.731

Gas Sales - decatherms (in thousands):
Ameren Missouri	8,523	7,661
Ameren Illinois	77,944	65,479

Ameren Total	86,467	73,140

Net Income (Loss) by Segment (in millions):
Ameren Missouri	$47	$40
Ameren Illinois	53	31
Other	(3)	(17)

Ameren Total	$97	$54

	March 31, 2014	December 31, 2013
Common Stock:
Shares outstanding (in millions)	242.6	242.6
Book value per share	$26.82	$26.97
Capitalization Ratios:
Common equity	49.3%	50.1%
Preferred stock	1.1%	1.1%
Debt, net of cash	49.6%	48.8%